EXHIBIT 5.1

        Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Telephone: 612-492-7000
Fax: 612-492-7077

March 12, 2004

August Technology Corporation
4900 West 78th Street
Bloomington, MN 55435

        Re: EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

        We are acting as corporate counsel to August Technology Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 319,375 shares of the Company's Common Stock (the "Shares") which may be offered for sale by the Company upon exercise of warrants and certain shareholders (the "Selling Shareholders").

        In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

  1.
  The Company's Amended and Restated Articles of Incorporation, as amended ("Articles").

  2.
  The Company's Amended and Restated Bylaws.

  3.
  Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Shares by the Company.

  4.
  The Registration Statement.

        Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

  1.
  The Company's Articles validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

  2.
  Upon the delivery and payment therefor in accordance with the terms of the warrants, the Shares to be issued and sold by the Company upon exercise of the warrants will be validly issued, fully paid and nonassessable.

  3.
  The Shares to be sold by the Selling Shareholders are validly issued and outstanding, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      FREDRIKSON & BYRON, P.A.

                      By /s/ Thomas R. King